Filed by Federated Equity Funds on behalf of Federated Market Opportunity Fund.

Pursuant to Rule 14a-6 of the Securities Act of 1934

Commission File No. 811-4017

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January 20, 2009

IMPORTANT

Dear Shareholder:

We have attempted to contact you several times regarding an important vote pertaining to a proxy of Federated Market Opportunity Fund.

Please contact the number below between the hours of 9:30 a.m. and 9 p.m. Monday through Friday, or Saturday 10 a.m. to 6 p.m. at 1-866-586-0577.

Or, you may wish to vote your proxy via the internet, mail or touch tone telephone number; instructions are included on the enclosed ballot.

This matter is very important and will take only a moment of your time.

We would like to thank you for choosing to invest in Federated funds. Your business is very important to us.

Sincerely,

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John W. McGonigle
Secretary